EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Eldorado Gold Corporation

We hereby consent to the use of our reports dated March 16, 2011 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Eldorado Gold Corporation incorporated by reference in this Registration Statement on Form S-8.

KPMG LLP (signed)

Vancouver, Canada

August 9, 2011

KPMG LLP is a Canadian limited Liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
("KPMG International"), a Swiss entity.
KPMG Canada provides services to KPMG LLP